EXHIBIT 4

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 13D
                                 (Rule 13d-101)

                 INFORMATION TO BE INCLUDED IN STATEMENTS FILED
                    PURSUANT TO RULE 13d-1(a) AND AMENDMENTS
                     THERETO FILED PURSUANT TO RULE 13d-2(a)

                               (Amendment No._)(1)

                               Global Sources Ltd.
                                (Name of issuer)

                     COMMON SHARES, $.01 PAR VALUE PER SHARE
                         (Title of class of securities)

                                   G39300 10 1
                                 (CUSIP number)

    STEVEN WOLOSKY, ESQ                               JOEL SIMON, ESQ.
   OLSHAN GRUNDMAN FROME                   PAUL, HASTINGS, JANOFSKY & WALKER LLP
        ROSENZWEIG                                        Tower 42
       & WOLOSKY LLP                                 25 Old Broad Street
      505 Park Avenue                                  London EC2N 1HQ
 New York, New York 10022                                  ENGLAND

                                                     (44) 207-7562 4000
       (212) 753-7200

                 (Name, address and telephone number of persons
                authorized to receive notices and communications)

                                 April 14, 2000
             (Date of event which requires filing of this statement)

        If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(e), 13d-1(f) or 13d-1(g), check the following box / /.

        Note. The Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7(b) for other parties to whom copies are to be sent.

                         (Continued on following pages)

                              (Page 1 of 10 Pages)


_________________
1 The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

       The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

---------------------                                        -------------------
CUSIP No. G39300 10 1                 13D                    Page 2 of 10 Pages
---------------------                                        -------------------


--------------------------------------------------------------------------------
       1             NAME OF REPORTING PERSONS
                     I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY)
                                  Hung Lay Si Co. Ltd.
--------------------------------------------------------------------------------
       2             CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*    (a)|_|

                                                                          (b)|_|
--------------------------------------------------------------------------------
       3             SEC USE ONLY
--------------------------------------------------------------------------------
       4             SOURCE OF FUNDS*
                           OO
--------------------------------------------------------------------------------
       5             CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
                     PURSUANT TO ITEM 2(d) OR 2(e)                           |_|
--------------------------------------------------------------------------------
       6             CITIZENSHIP OR PLACE OR ORGANIZATION
                           Cayman Islands
--------------------------------------------------------------------------------
   NUMBER OF         7      SOLE VOTING POWER
    SHARES                        - 0 -
 BENEFICIALLY        -----------------------------------------------------------
   OWNED BY          8      SHARED VOTING POWER
     EACH                         16,035,388
  REPORTING          -----------------------------------------------------------
  PERSON WITH        9      SOLE DISPOSITIVE POWER
                                  - 0 -
                     -----------------------------------------------------------
                     10     SHARED DISPOSITIVE POWER
                                  16,035,388
--------------------------------------------------------------------------------
      11.            AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING
                     PERSON
                           16,035,388
--------------------------------------------------------------------------------
      12             CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
                     CERTAIN SHARES*                                         |_|
--------------------------------------------------------------------------------
      13             PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
                           61.0%
--------------------------------------------------------------------------------
      14.            TYPE OF REPORTING PERSON*
                           CO
--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

---------------------                                        -------------------
CUSIP No. G39300 10 1                 13D                    Page 3 of 10 Pages
---------------------                                        -------------------


--------------------------------------------------------------------------------
       1             NAME OF REPORTING PERSONS
                     I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY)
                     Hill Street Trustees Limited, as Trustee of the Quan Gung
                     1986 Trust
--------------------------------------------------------------------------------
       2             CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*    (a)|_|

                                                                          (b)|_|
--------------------------------------------------------------------------------
       3             SEC USE ONLY
--------------------------------------------------------------------------------
       4             SOURCE OF FUNDS*
                           OO
--------------------------------------------------------------------------------
       5             CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
                     PURSUANT TO ITEM 2(d) OR 2(e)                           |_|
--------------------------------------------------------------------------------
       6             CITIZENSHIP OR PLACE OR ORGANIZATION
                           Island of Jersey
--------------------------------------------------------------------------------
   NUMBER OF         7      SOLE VOTING POWER
    SHARES                        - 0 -
 BENEFICIALLY        -----------------------------------------------------------
   OWNED BY          8      SHARED VOTING POWER
     EACH                         16,035,388
  REPORTING          -----------------------------------------------------------
  PERSON WITH        9      SOLE DISPOSITIVE POWER
                                  - 0 -
                     -----------------------------------------------------------
                     10     SHARED DISPOSITIVE POWER
                                  16,035,388
--------------------------------------------------------------------------------
      11.            AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING
                     PERSON
                           16,035,388
--------------------------------------------------------------------------------
      12             CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
                     CERTAIN SHARES*                                         |_|
--------------------------------------------------------------------------------
      13             PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
                           61.0%
--------------------------------------------------------------------------------
      14.            TYPE OF REPORTING PERSON*
                           CO
--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

---------------------                                        -------------------
CUSIP No. G39300 10 1                 13D                    Page 4 of 10 Pages
---------------------                                        -------------------


        The following constitutes the Schedule 13D filed by the undersigned (the "Schedule 13D").

Item 1.        Security and Issuer.
               -------------------

               This statement relates to shares (the "Shares") of the common shares, $.01 par value per share ("Common Shares"), of Global Sources Ltd., a Bermuda corporation (the "Issuer"). The registered offices of the Issuer are located at Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda.

Item 2.        Identity and Background.
               -----------------------

               This Statement is filed by Hill Street Trustees Limited, an Island of Jersey limited liability company ("Hill Street"), and by Hung Lay Si Co. Ltd., a company organized under the laws of the Cayman Islands ("Hung Lay
Si"). Each of the foregoing are referred to as a "Reporting Person" and collectively as the "Reporting Persons". Hill Street administers the Quan Gung 1986 Trust, a trust formed under the laws of the Island of Jersey (the "Trust"), which owns all of the outstanding shares of Hung Lay Si. Hung Lay Si owns the Shares. The shares of Hill Street are wholly owned by the partners of the Mourant Group, which is a firm based in the Island of Jersey that provides trust administrative services. The partners of the Mourant Group are: Richard Jeune, Peter Mourant, Conrad Coutanche, Ian James, Alan Binnington, James Crill, Tim Herbert, Jacqueline Richomme, Elizabeth Breen, Cyman Davies, Nicola Davies, Alastair Syvret, Edward Devenport, Jonathon Speck, Beverley Lacey, Moz Scott, Julia Chapman, Jonathon Walker and Dominic Jones.

               By virtue of its role as trustee of the Trust, Hill Street has the power to vote and dispose of the shares of Hung Lay Si owned by the Trust. Hung Lay Si has the power to vote and dispose of the Shares. Accordingly, as beneficial owners of the Shares, the Reporting Persons are hereby filing a joint
Schedule 13D.

               The principal business address of Hill Street and each of the partners of the Mourant Group is the law firm of Mourant de Feu & Jeune, PO Box 87, 22 Grenville Street, St. Heilier, Jersey JE4 8PX, Channel Islands. The registered office address of Hung Lay Si is First Home Tower, P.O. Box 219GT, British American Centre, George Town, Cayman Islands.

               Neither Reporting Person and none of the partners of the Mourant Group has, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

---------------------                                        -------------------
CUSIP No. G39300 10 1                 13D                    Page 5 of 10 Pages
---------------------                                        -------------------


               Neither Reporting Person and none of the partners of the Mourant Group has, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Item 3.        Source and Amount of Funds or Other Consideration.
               -------------------------------------------------

               The Shares held by Hung Lay Si were acquired in exchange for "A" ordinary voting shares, $1.00 par value, of Trade Media Holdings Ltd. ("TMHL") held by Hung Lay Si pursuant to a Share Exchange Agreement, dated as of December 6, 1999, by and among The Fairchild Corporation, the Issuer, TMHL and the shareholders of TMHL, as amended (the "Share Exchange").

Item 4.        Purpose of Transaction.
               ----------------------

               Other than as may relate to its ability to vote a majority of the outstanding Common Shares of the Issuer in any meting that shareholders may be asked to vote on generally, the Reporting Persons do not have any present plan or proposal which would relate to or result in any of the matters set forth in subparagraphs (a) - (j) of Item 4 of Schedule 13D except as set forth herein or such as would occur upon completion of any of the actions discussed above.

Item 5.        Interest in Securities of the Issuer.
               ------------------------------------

               (a) The aggregate percentage of Shares reported beneficially owned by each person named herein is based upon 26,303,949 Shares outstanding, which is the total number of Shares outstanding as reported in the Issuer's Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on April 3, 2000.

               As of the close of business on April 14, 2000, Hung Lay Si beneficially owns 16,035,388 Shares, representing approximately 61.0% of the Shares outstanding. Hill Street has shared voting and dispositive power with respect to such 16,035,388 Shares by virtue of its authority to vote and to dispose of the shares of Hung lay Si owned by the Trust. All of the Shares were acquired in the Share Exchange.

               (b) The Reporting Persons have shared power to vote and dispose of the Shares reported in this Schedule 13D. Each partner of the Mourant Group identified in Item 2 may be deemed to have shared voting and dispositive power over these Shares as a result of their position with the Mourant Group.

---------------------                                        -------------------
CUSIP No. G39300 10 1                 13D                    Page 6 of 10 Pages
---------------------                                        -------------------


               (c) Schedule A annexed hereto lists all transactions in the Shares in the last sixty days by the Reporting Persons.

               (d) No person other than the Reporting Persons is known to have the right to receive, or the power to direct the receipt of dividends from, or proceeds from the sale of, such Shares.

               (e) Not applicable.

Item 6. Contracts, Arrangements, Understandings or Relationships With Respect to Securities of the Issuer.
               -----------------------------------------------------------------

               Other than as described herein, there are no contracts, arrangements or understandings among the Reporting Persons, or between the Reporting Persons and any other Person, with respect to the securities of the Issuer.

Item 7.        Material to be Filed as Exhibits.
               --------------------------------

               1. Joint Filing Agreement.

---------------------                                        -------------------
CUSIP No. G39300 10 1                 13D                    Page 7 of 10 Pages
---------------------                                        -------------------


                                   SIGNATURES
                                   ----------


After reasonable inquiry and to the best of its knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated:  April 20, 2000                    HILL STREET TRUSTEES LIMITED,
                                          as trustee of the Quan Gung 1986 Trust

                                          By:    /s/ RFV Jeune
                                                 -------------
                                          Name:  RFV Jeune
                                          Title: Director


                                          HUNG LAY SI CO. LTD.

                                          By:    /s/ William R. Seitz
                                                 --------------------
                                          Name:  William R. Seitz
                                          Title: Director

---------------------                                        -------------------
CUSIP No. G39300 10 1                 13D                    Page 8 of 10 Pages
---------------------                                        -------------------


                                   SCHEDULE A

               Transactions in the Shares Within the Past 60 Days
               --------------------------------------------------

            Common Shares
              Acquired             Consideration          Date of Acquisition
              --------             -------------          -------------------

             16,035,388                 (1)                     4/14/00


_________________
(1) The Shares were acquired in exchange for 6,401"A" ordinary shares of TMHL pursuant to the Share Exchange, a private securities transaction.

---------------------                                        -------------------
CUSIP No. G39300 10 1                 13D                    Page 9 of 10 Pages
---------------------                                        -------------------


                                  EXHIBIT INDEX

Exhibit                                                            Page
-------                                                            ----

1. Joint Filing Agreement                                          10

---------------------                                        -------------------
CUSIP No. G39300 10 1                 13D                    Page 10 of 10 Pages
---------------------                                        -------------------


                             JOINT FILING AGREEMENT


        In accordance with Rule 13d-1(k) (l)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated April ______ 20000 (including amendments thereto) with respect to the Common Shares of Global Sources Ltd. This Joint Filing Agreement shall be filed as an Exhibit to such
Statement:

Dated:  April 20, 2000                    HILL STREET TRUSTEES LIMITED,
                                          as trustee of the Quan Gung 1986 Trust

                                          By:    /S/RFV Jeune
                                                 ------------
                                          Name:  RFV Jeune
                                          Title: Director


                                          HUNG LAY SI CO. LTD.

                                          By:    /s/ William R. Seitz
                                                 --------------------
                                          Name:  William R. Seitz
                                          Title: Director